                                                                    EXHIBIT 11.1


                   FUISZ TECHNOLOGIES LTD. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE ENTERPRISE)


                  COMPUTATION OF HISTORICAL NET LOSS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                 PRIMARY
                                                                 ------------------------------------

                                                                         YEAR ENDED DECEMBER 31,
                                                                 ------------------------------------
                                                                    1994          1995         1996
                                                                 ---------     ---------    ---------
Net loss........................                                 $  (6,613)    $  (3,271)  $  (6,806)
                                                                 ==========    ==========  ==========
Weighted average common
 shares outstanding.............                                     8,773         9,141      19,496


Add shares issuable upon the
 exercise of outstanding options
 and warrants issued within one
 year of initial public
 offering.......................                                       830           622         -
                                                                 ----------    ----------  ----------

Total weighted average shares...                                     9,603         9,763      19,496
                                                                 ==========    ==========  ==========

Net loss per common share.......                                 $   (0.69)    $   (0.34)  $   (0.35)
                                                                 ==========    ==========  ==========


                                                                            FULLY DILUTED (1)
                                                                 ------------------------------------

                                                                         YEAR ENDED DECEMBER 31,
                                                                 ------------------------------------
                                                                    1994          1995         1996
                                                                 ---------     ---------    ---------
Net loss........................                                 $  (6,613)    $  (3,271)  $  (6,806)
                                                                 ==========    ==========  ==========
Weighted average common
 shares outstanding.............                                     8,773         9,141      19,496


Add shares issuable upon the
 exercise of outstanding options
 and warrants issued within one
 year of initial public
 offering.......................                                       830           622         -
                                                                 ----------    ----------  ----------

Total weighted average shares...                                     9,603         9,763      19,496
                                                                 ==========    ==========  ==========

Net loss per common share.......                                 $   (0.69)    $   (0.34)  $   (0.35)
                                                                 ==========    ==========  ==========



(1) Earnings per common and common equivalent share as presented on the face of the consolidated statements of operations represent primary earnings per share. Dual presentation of primary and fully diluted earnings per share has not been made on the face of the consolidated statements of operations because the differences are insignificant.


All share and per share amounts have been restated to reflect the effects of a three-for-two split of the outstanding shares of the Company's common stock, effected in the form of a stock dividend, effective as of April 16, 1996 to all holders of record as of April 2, 1996.